UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ACE CONVERGENCE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
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ACE CONVERGENCE ACQUISITION CORP.

1013 CENTRE ROAD, SUITE 403S

WILMINGTON, DE 19805

PROXY STATEMENT SUPPLEMENT

January 13, 2022

TO THE SHAREHOLDERS OF ACE CONVERGENCE ACQUISITION CORP.:

This is a supplement (this “Supplement”) to the proxy statement of ACE Convergence Acquisition Corp. (the “Company”), dated December 15, 2021 (the “Proxy Statement”), that was sent to you in connection with the Company’s annual general meeting of shareholders to be held at 7:00 a.m., Pacific Time, on January 21, 2022, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at 525 University Avenue, Palo Alto, CA 94301, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned, or to observe virtually via the Internet at https://www.cstproxy.com/acev/2022. While shareholders are encouraged to observe the meeting virtually, it is a requirement under Cayman Islands law for there to be a physical location of the meeting. You will be permitted to attend the annual general meeting in person at the offices of Skadden, Arps, Slate, Meagher & Flom LLP only to the extent consistent with, or permitted by, applicable law and directives of public health authorities.

At the annual general meeting, the Company’s shareholders will be asked to consider and vote upon, among other things, a proposal to approve, as a special resolution, an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate its initial business combination (the “Extension”) from January 30, 2022, to July 13, 2022 (the “Extended Date”).

The Company’s sponsor, ACE Convergence Acquisition LLC (the “Sponsor”), has agreed that, if the Extension Amendment is approved, the Sponsor will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) $0.03 for each Class A ordinary share of the Company that is not redeemed in connection with the shareholder vote to approve the Extension, for each month (or a pro rata portion thereof if less than a month) until the earlier of (i) the date of the extraordinary general meeting held in connection with the shareholder vote to approve the business combination between the Company and Tempo Automation, Inc. and (ii) $1.5 million has been loaned. Each Contribution will be deposited in the trust account established in connection with the Company’s initial public offering within three business days of the beginning of the extended period which such Contribution is for. Accordingly, if the Extension Amendment is approved and the Extension is completed, and the Sponsor makes Contributions totaling the full $1.5 million, the conversion amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.07 per share, in comparison to the current conversion amount of approximately $10.00 per share. The Sponsor will not make any Contribution unless the Extension Amendment is approved and the Extension is completed. Up to $1.5 million of the loans may be settled in whole warrants to purchase Class A ordinary shares of the Company. The Contribution(s) will not bear any interest, and will be repayable by the Company to the Sponsor upon consummation of an initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for additional months until $1.5 million has been loaned, and if the board determines not to continue extending for additional months, the Sponsor’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s Amended and Restated Memorandum and Articles of Association.

If the Extension Amendment is approved and the Extension is completed, and the Company is unable to consummate an initial business combination by July 13, 2022, it will promptly file the necessary proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) to seek shareholder approval to dissolve and liquidate, or to have shareholders agree to a further extension of time to complete an initial business combination.

Only shareholders of record of the Company as of the close of business on November 30, 2021, are entitled to notice of, and to vote at, the annual general meeting or any adjournment or postponement thereof. Each ordinary share entitles the holder thereof to one vote. On the record date, there were 28,750,000 ordinary shares issued and outstanding, including 23,000,000 Class A ordinary shares (that were initially sold as part of the Company’s initial public offering) and 5,750,000 Class B ordinary shares. The Company’s warrants do not have voting rights in connection with the proposals to be presented at the annual general meeting.

Before you vote, you should read the Proxy Statement and other documents that the Company has filed with the SEC, together with this Supplement, for more complete information about the Company and the Extension. If you have questions about the Extension, or if you need additional copies of this Supplement, the Proxy Statement, or the proxy card, you should contact:

ACE Convergence Acquisition Corp.

1013 Centre Road, Suite 403S

Wilmington, DE 19805

Attn: Denis Tse

Telephone: (302) 633-2102
Email: denis@acev.io

or

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Email: ACEV.info@investor.morrowsodali.com

You may also obtain a free copy of this Supplement, the Proxy Statement and other documents containing information about the Company and the Extension, without charge, at the SEC’s website at www.sec.gov.

This Supplement should be read together with the Proxy Statement. To the extent that the information in this Supplement is inconsistent with the information in the Proxy Statement, the information in this Supplement supersedes the information in the Proxy Statement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Proxy Statement.

All of the Company’s shareholders are cordially invited to attend the annual general meeting in person, or to observe virtually via the Internet at https://www.cstproxy.com/acev/2022. While shareholders are encouraged to observe the meeting virtually, it is a requirement under Cayman Islands law for there to be a physical location of the meeting. You will be permitted to attend the annual general meeting in person at the offices of Skadden, Arps, Slate, Meagher & Flom LLP only to the extent consistent with, or permitted by, applicable law and directives of public health authorities. If you are a shareholder of record and you have already provided a proxy, your shares will be voted in accordance with your instructions at the annual general meeting, unless you affirmatively change your proxy as described in the Proxy Statement. If you have not yet provided a proxy, you are urged to complete, sign, date and return the proxy card that was enclosed with the Proxy Statement previously mailed to you as soon as possible. If you are a shareholder of record, you may also cast your vote in person at the annual general meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares, or, if you wish to attend the annual general meeting and vote in person, obtain a proxy from your broker or bank. If you have already instructed your broker or bank how to vote your shares, your shares will be voted in accordance with those instructions at the annual general meeting, unless you affirmatively change your instructions as described in the Proxy Statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the annual general meeting or not, please sign, date and return the proxy card that was enclosed with the Proxy Statement previously mailed to you as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

/s/ Behrooz Abdi
Behrooz Abdi Chief Executive Officer and Chairman of the Board of Directors

You are not being asked to vote on any proposed business combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, you will retain the right to vote on any proposed business combination when and if one is submitted to shareholders, and the right to convert your public shares into a pro rata portion of the trust account in the event a proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date. Neither the U.S. Securities and Exchange Commission nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the annual general meeting. If you are a shareholder of record, you may also cast your vote in person at the annual general meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the annual general meeting by obtaining a proxy from your brokerage firm or bank. A shareholder’s failure to vote by proxy or to vote in person at the annual general meeting will not be counted towards the number of ordinary shares required to validly establish a quorum. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the annual general meeting.

This Supplement is dated January 13, 2022, and is first being mailed to shareholders of the Company on or about such date.